     As filed with the Securities and Exchange Commission on August 7, 2000

                                              Registration Statement No. 333-
================================================================================
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           _________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           _________________________

                              Segue Software, Inc.
             (Exact name of Registrant as specified in its charter)

             Delaware                              95-4188982
     (State of incorporation)        (I.R.S. Employer Identification Number)

                               201 Spring Street
                         Lexington, Massachusetts 02421
                                (781) 402 - 1000

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

Segue Software, Inc. 1996 Amended and Restated Incentive and Non-Qualified Stock
                            Option Plan, as amended
       Segue Software, Inc. 1996 Employee Stock Purchase Plan, as amended

                           (Full Title of the Plans)

                           _________________________

                               Stephen B. Butler
                     President and Chief Executive Officer
                              Segue Software, Inc.
                               201 Spring Street
                         Lexington, Massachusetts 02421
                                (781) 402 - 1000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ____________________________

                                With a copy to:
                            Jeffrey C. Hadden, P.C.
                          Goodwin, Procter & Hoar  LLP
                                 Exchange Place
                                53 State Street
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000

                         _____________________________

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                 Proposed Maximum      Proposed Maximum
  Title of Securities        Amount to be       Offering Price Per    Aggregate Offering       Amount of
    Being Registered        Registered (1)         Share (2)              Price (2)         Registration Fee
--------------------------------------------------------------------------------------------------------------
1996 Amended and              450,000 shares              $8.22             $3,699,000           $976.54
Restated Incentive
and Non-Qualified
Stock Option Plan
Common Stock, par
value $.01 per share
==============================================================================================================

1996 Employee Stock           100,000 shares              $8.22             $  822,000           $217.01
Purchase Plan
Common Stock, par
value $.01 per share
===========================================================================================================

(1) This registration statement also relates to such additional number of shares available for issuance under the plans as may be required pursuant to the plans in the event of a stock dividend, stock split, recapitalization or other similar event, or as otherwise provided for in the plans.

(2) This estimate is based on the average of the high and low sales prices on the Nasdaq National Market of the Common Stock of Segue Software, Inc. on August 2, 2000 pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for purposes of determining the registration fee.

                                    PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUSES

Item 1.   Plan Information.*
          ----------------

Item 2.   Registrant Information and Employee Plan Annual Information.*
          -----------------------------------------------------------


* Information required by Part I to be contained in the Section 10(a) Prospectuses is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Introductory Note to Part I of Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     Segue Software, Inc. (the "Company") hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission.

     (a) The Company's Annual Report on Form 10-K, containing audited financial statements for the fiscal year ended December 31, 1999, filed with the Securities and Exchange Commission (the "Commission") pursuant to
          Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 30, 2000;

     (b) All other reports filed since December 31, 1999 pursuant to Section 13(a) or 15(d) of the Exchange Act; and

     (c) The description of the Company's common stock contained in its Registration Statement on Form 8-A, filed with the Commission on February 16, 1996, as amended, under Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.



Item 4.   Description of Securities.
          -------------------------

     Not Applicable.


Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     Not Applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     In accordance with Section 145 of the Delaware General Corporation Law (the "DGCL"), Article VIII of the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate"), provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Article VII of the Company's Certificate and Article V of the Company's By-laws provide for indemnification by the Company, to the fullest extent permitted by Section 145 of the DGCL, as the same exists or may hereafter be amended, of its directors, officers, and certain persons serving at the request of the Company as a director, officer, employee or agent of another company, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter "Indemnitee") against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with the defense or settlement of any threatened, pending or completed legal proceeding, whether civil, criminal, administrative or investigative, in which said Indemnitee is involved by reason of his relationship with the Company; provided, however, that except with respect to proceedings to enforce rights to indemnification or as otherwise required by law, the Company shall not be required to indemnify or advance expenses to any such indemnitee in connection with a proceeding initiated by the indemnitee unless the proceeding was authorized by the Board of Directors.

     The Company has directors' and officers' insurance covering certain liabilities incurred by the directors and officers of the Company in connection with the performance of their duties.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

     Not applicable.


Item 8.   Exhibits.
          --------

     The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

Exhibits
--------

     4.1 Segue Software, Inc. Amended and Restated Certificate of Incorporation (incorporated herein by reference to exhibit 3.2 of the Company's Registration Statement on Form S-1 (File No. 333-1488) as filed with the Commission on February 16, 1996).
     4.2 Segue Software, Inc. By-laws (incorporated herein by reference to exhibit 3.3 of the Company's Registration Statement on Form S-1 (File No. 333-1488) as filed with the Commission on February 16, 1996).
     4.3 Segue Software, Inc. 1996 Amended and Restated Incentive and Non-Qualified Stock Option Plan (incorporated herein by reference to Appendix A of the Company's Definitive Proxy Statement on Schedule 14A (File No. 000-27794) as filed with the Commission on June 26, 1996).
     4.4 Amendment No. 1 to Segue Software, Inc. 1996 Amended and Restated Incentive and Non-Qualified Stock Option Plan (incorporated herein by reference to exhibit 4.3 of the Company's Registration Statement on Form S-8 (File No. 333-32903) as filed with the Commission on August 5, 1997).
     4.5 Amendment No. 2 to Segue Software, Inc. 1996 Amended and Restated Incentive and Non-Qualified Stock Option Plan (incorporated herein by reference to exhibit 4.3 of the Company's Registration Statement on Form S-8 (File No. 333-67739) as filed with the Commission on November 23, 1998).

     4.6    Segue Software, Inc. 1996 Employee Stock Purchase Plan (incorporated herein by reference to Appendix B of the Company's Definitive Proxy
            Statement on Schedule 14A (File No. 000- 27794) as filed with the
            Commission on June 26, 1996).
     4.7    Amendment No. 1 to Segue Software, Inc. 1996 Employee Stock Purchase
            Plan (incorporated herein by reference to exhibit 4.4 of the
            Company's Registration Statement on Form S-8 (File No. 333-67739) as
            filed with the Commission on November 23, 1998).
    *4.8    Amendment No. 3 to Segue Software, Inc. 1996 Amended and Restated
            Incentive and Non-Qualified Stock Option Plan.
    *4.9    Amendment No. 2 to Segue Software, Inc. 1996 Employee Stock Purchase
            Plan.
    *5.1    Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
    23.1    Consent of Goodwin, Procter & Hoar  LLP (included in Exhibit 5.1).
   *23.2    Consent of PricewaterhouseCoopers LLP.
   *23.3    Consent of Grant Thornton LLP.
    24.1    Powers of Attorney (included on page 5 of this registration statement).

            *Filed herewith

Item 9.   Undertakings.
          ------------

          (a)       The undersigned registrant hereby undertakes:


                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                         (iii) To include any material information with respect
                    to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above
               --------  -------
               shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
               Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on August 7, 2000.

                                       SEGUE SOFTWARE, INC.


                                       By: /s/ Stephen B. Butler
                                           ---------------------
                                           Stephen B. Butler
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Segue Software, Inc. hereby severally constitute Stephen B. Butler and Douglas Zaccaro, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Segue Software, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

          Signature              Capacity                                         Date
          ---------              --------                                         ----

/s/ Stephen B. Butler         President, Chief Executive Officer,               August 7, 2000
-------------------------     Director (Principal Executive Officer)
Stephen B. Butler

/s/ Douglas Zaccaro           Senior Vice President, Chief Financial Officer    August 7, 2000
-------------------------     and Treasurer (Principal Financial and
Douglas Zaccaro               Accounting Officer)

                              Director                                          August 7, 2000
-------------------------
Leonard E. Baum

/s/ John R. Levine            Director                                          August 7, 2000
-------------------------
John R. Levine

                              Director                                          August 7, 2000
-------------------------
Howard L. Morgan

/s/ Robert W. Powers, Jr.     Director                                          August 7, 2000
-------------------------
Robert W. Powers, Jr.

/s/ Jyoti Prakash             Director                                          August 7, 2000
-------------------------
Jyoti Prakash

                              Director                                          August 7, 2000
_________________________
James H. Simons

                                 EXHIBIT INDEX


Exhibit No.                             Description
----------                              -----------

   4.1         Segue Software, Inc. Amended and Restated Certificate of
               Incorporation (incorporated herein by reference to exhibit 3.2 of the Company's Registration Statement on Form S-1 (File No. 333-
               1488) as filed with the Commission on February 16, 1996).
   4.2         Segue Software, Inc. By-laws (incorporated herein by reference to exhibit 3.3 of the Company's Registration Statement on Form S-1
               (File No. 333-1488) as filed with the Commission on February 16,
               1996).
   4.3         Segue Software, Inc. 1996 Amended and Restated Incentive and Non-
               Qualified Stock Option Plan (incorporated herein by reference to
               Appendix A of the Company's Definitive Proxy Statement on
               Schedule 14A (File No. 000-27794) as filed with the Commission on
               June 26, 1996).
   4.4         Amendment No. 1 to Segue Software, Inc. 1996 Amended and Restated
               Incentive and Non-Qualified Stock Option Plan (incorporated herein by reference to exhibit 4.3 of the Company's Registration
               Statement on Form S-8 (File No. 333-32903) as filed with the
               Commission on August 5, 1997).
   4.5         Amendment No. 2 to Segue Software, Inc. 1996 Amended and Restated
               Incentive and Non-Qualified Stock Option Plan (incorporated herein by reference to exhibit 4.3 of the Company's Registration
               Statement on Form S-8 (File No. 333-67739) as filed with the
               Commission on November 23, 1998).
   4.6         Segue Software, Inc. 1996 Employee Stock Purchase Plan
               (incorporated herein by reference to Appendix B of the Company's
               Definitive Proxy Statement on Schedule 14A (File No. 000- 27794)
               as filed with the Commission on June 26, 1996).
   4.7         Amendment No. 1 to Segue Software, Inc. 1996 Employee Stock
               Purchase Plan (incorporated herein by reference to exhibit 4.4 of the Company's Registration Statement on Form S-8 (File No. 333-
               67739) as filed with the Commission on November 23, 1998).
  *4.8         Amendment No. 3 to Segue Software, Inc. 1996 Amended and Restated
               Incentive and Non-Qualified Stock Option Plan.
  *4.9         Amendment No. 2 to Segue Software, Inc. 1996 Employee Stock
               Purchase Plan.
  *5.1         Opinion of Goodwin, Procter & Hoar  LLP as to the legality of the securities being registered.
  23.1         Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1).
 *23.2         Consent of PricewaterhouseCoopers LLP.
 *23.3         Consent of Grant Thornton LLP.
  24.1         Powers of Attorney (included on page 5 of this registration statement).

               *Filed herewith